                                                                   EXHIBIT 10.13


                         PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT ("Agreement") made as of December 30, 1997, by and between AMERICAN FINANCE GROUP, INC., a Delaware corporation having a principal place of business at 24 School Street, 7th Floor, Boston, Massachusetts 02108 ("Purchaser"), and VARILEASE CORPORATION, a Michigan corporation having a principal place of business at 28525 Orchard Lake Road, Farmington Hills, Michigan, 48334 ("Seller").

Background:

        Seller, as lessor, has entered into Schedule Nos. 83, 84, 85 and 86 each dated September 16, 1997 to the Master Lease Agreement (the "Master Lease") dated as of December 14, 1995 (such Schedule and the Master Lease solely to the extent incorporated therein by reference being hereinafter collectively referred to as the "Lease") with America Online, Inc., as lessee ("Lessee"), with respect to the leasing by Lessee of various Ascend and U.S.
Robotics Industrial Modems (as further described in the Lease, the "Equipment").

        Seller has financed its purchase of the Equipment leased under the Schedules with Interpool, Inc. (the "Lender") pursuant to those certain Limited Recourse Term Notes each dated September 30, 1997 ("Notes"), to that certain Limited Recourse Loan and Security Agreement dated September 30, 1997 ("Security Agreement"), and that Notice and Acknowledgement dated September 25, 1997
("Consent") in the total original principal amounts of $10,360,388.89 (the Notes, together with the Security Agreement and the Consent hereinafter collectively referred to as the "Debt Documents") and the debt represented thereby, the "Debt").

        Seller now wishes to sell and assign, and Purchaser wishes to purchase and assume, all of the Seller's right, title and interest in and to the Equipment, and all of Seller's right, title, interest duties and obligations in, to and under the Lease, subject to the Debt and the Lender's security interest in and to the Schedule and the Equipment, all on the terms and conditions hereinafter set forth.

Agreement:

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE. Seller hereby agrees to sell, and hereby Purchaser agrees to purchase, all of Seller's right, title and interest in and to the Equipment (including, but not limited to, the residual value of the Equipment at the termination of the Lease), and Seller hereby further agrees to assign, and Purchaser agrees to accept and assume, all of Seller's right, title, interest, duties and obligations in, to and under the Lease and all documents and instruments executed and delivered in connection therewith (including, but not limited to, any and all agreements with the vendors (if any) solely as they relate to the Equipment, opinions, certificates, and other documents and instruments, collectively the "Lease Documents), subject to the Debt. Simultaneously upon receipt by Seller of the Purchase Price of the Equipment set forth below and delivery by Seller and Purchaser of the executed documentation substantially in the form set forth as schedules hereto or otherwise required hereunder, and satisfaction of the conditions precedent specified in Section 7 hereof (the "Closing"), Seller will execute and deliver to Purchaser on the Closing Date (as hereinafter defined) an Assignment and Assumption Agreement and Bill of Sale (the "Assignment") in substantially the form attached hereto as Schedule 1.


        2. PURCHASE PRICE. The purchase price of the Equipment is $10,494,698.31 ("Purchase Price"), payable in immediately available funds on the Closing Date in the amount of $494,724.28, to be further described as $107,854.62 related to Schedule No. 83, $96,229.84 related to Schedule No. 84, $145,319.91 related to Schedule No. 85 and $145,319.91 related to Schedule No. 86, attributable to the equity purchase price of the Equipment to be further described in the manner set forth by Seller pursuant to a purchase price disbursement letter in substantially the form attached hereto as Schedule 2; and by the assumption by Purchaser of Seller's non-recourse liability to Lender pursuant to Transferee Agreements in substantially the form attached hereto as Schedule 3 in the aggregate principal amount of $2,180,089.93 related to Schedule No. 83, $1,945,115.44 related to Schedule No. 84, $2,937,384.33 related to Schedule No. 85 and $2,937,384.33 related to Schedule No. 86, which non-recourse liability is scheduled to be amortized and retired during the Base Term of the Master Lease by the collateral assignment to Lender of the Lessee's rental obligations under the Lease.

        3. TAXES. Seller shall be responsible for all Taxes (as hereinafter defined), payable or accrued, and for the submission for all necessary filings to the applicable taxing authorities, relating to (i) its acquisition or ownership, or Lessee's use or leasing of the Equipment, and (ii) the payment of monthly rentals or other sums due under the Lease, including without limitation all sales, use and property taxes, including interest and penalties thereon ("Taxes"), for all periods through and including the Closing Date. Accrued and unpaid Taxes as of the Closing Date which are the responsibility of Seller hereunder shall result in an adjustment to the Purchase Price as defined in
Section 2 hereof. As between Purchaser and Seller, Purchaser shall be responsible for all Taxes and for the submission of all filings required by the applicable taxing authorities with respect to Taxes after the Closing Date. All Taxes of any nature whatsoever, including without limitation all sales or transfer taxes arising out of or in connection with the sale or assignment of the Lease or the Equipment contemplated herein, shall be solely for the account of the Seller. Seller shall indemnify Purchaser from and against all costs, claims or liabilities arising out of or relating to this Section 3 which result from any obligation, liability, act, failure to act, or breach, violation or untruth of any of the terms, conditions or covenants of this Section 3. Purchaser shall provide to Seller a valid resale certificate for the applicable states where the Equipment may be located, or other evidence reasonably requested by Seller to establish that the sale of the Equipment is not subject to tax.

        4. SUBORDINATION. Purchaser and Seller acknowledge and agree that Purchasers' right, title and interest in the Equipment, the Lease, and all proceeds thereof and therefrom, will be subject and subordinate in all respects to the Debt and Lender's security interest and the rights of the Lessee under the Lease.

        5. ASSUMPTION OF DEBT. Purchaser hereby agrees to assume the Debt subject to the benefit of the non-recourse provisions thereof, and acknowledges receipt of the Debt Documents. Notwithstanding anything to the contrary contained herein, in no event shall Purchaser assume or incur any liability for breaches by Seller of its representations, warranties, or covenants contained in the Debt Documents. Each of Purchaser and Seller shall indemnify the other for any recourse liability incurred by the indemnified party under the Debt Documents as a result of any breach of the representations, warranties, or
covenants  contained  therein  caused  by  the  indemnifying   party's  acts  or
omissions.


        6. CONSENT OF LENDER. As a condition precedent to Closing hereunder, Seller and Purchaser agree to execute and deliver on the Closing Date a Transferee Agreement, which shall have been duly executed by Lender.


        7. CONSENT OF LESSEE. As a condition precedent to Closing hereunder, Seller agrees to deliver to Purchaser on the Closing Date a Notice and Acknowledgment of Assignment of even date herewith in substantially the form attached hereto as Schedule 4 (the "Notice") executed by the Lessee.


        8. ADDITIONAL CONDITIONS PRECEDENT. Purchaser's obligations hereunder are subject to satisfaction by Seller of the following conditions precedent on or before the Closing Date:

               A. Lessee shall have inspected, approved and accepted the Equipment for lease pursuant to a Certificate of Acceptance under the Lease on or before Closing Date;

               B. Seller shall have delivered to Purchaser one certified copy of the Lease and the Lease Documents (including the original executed copy of the Schedule marked "Counterpart No. 1" and all schedules and attachments thereto, the Certificate of Acceptance, and a certified true and complete copy of the Master Lease, all as may have been amended from time to time up to and including the Closing Date) in substantially the form that has been presented to Purchaser, comprising all of the fully executed "originals" thereof except only those in the possession of Lender or Lessee;

               C. Seller shall have delivered to Purchaser documentation reasonably supporting the validity and enforceability of Lessee's obligations under the Lease, the Lease Documents and the Notice, which may include, without limitation, a secretary's certificate regarding incumbency and corporate resolutions and an opinion of counsel;

               D. Seller shall have delivered to Purchaser documentation reasonably supporting the validity and enforceability of Seller's obligations under the Lease Documents and the Transfer Documents, which shall include, without limitation, a secretary's certificate regarding incumbency and corporate resolutions and an opinion of counsel;

               E.  Seller  shall  have   delivered   to  Purchaser   appropriate
"Lessee/Lessor" UCC-1 financing statements signed by Seller and Lessee, as assigned to Purchaser;

        F. Lessee shall not,  between the date hereof and the Closing Date, have
(i) ceased doing business as a going concern or, in the reasonable opinion of Purchaser, suffered a material adverse change in its financial or operating condition through and including the Closing Date; (ii) made an assignment for the benefit of creditors, admitted in writing its inability to pay its debts as they mature or generally failed to pay its debts as they become due; (iii) initiated any voluntary bankruptcy or insolvency proceeding; (iv) failed to obtain the discharge of any bankruptcy or insolvency proceeding initiated against it by others within 60 days of the date such proceedings were initiated; or (v) requested or consented to the appointment of a trustee or receiver with respect to itself or for a substantial part of Lessee's property.

               G. Seller shall have provided Purchaser with (i) copies of vendor invoices, (ii) purchase documentation, (iii) equipment specifications, (iv) documentation evidencing Seller's payment to vendor for the Equipment and (v) other materials reasonably requested by Purchaser establishing Seller's title in and to the Equipment and supporting that the Purchase Price of the Equipment does not exceed the fair market value thereof;

               H. All required licenses, approvals, consents and notifications necessary in respect of the transactions contemplated hereby shall have been obtained or made, and executed or certified copies thereof shall have been delivered to Purchaser;

               I. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and

               J. Seller shall have provided Purchasers with documentation requested by Purchasers confirming the filing and payment of all sales, use, property and other taxes relating to the Equipment and the Lease.

        9.     REPRESENTATIONS AND WARRANTIES.

               (A) Seller represents and warrants that:

               (1) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with adequate power to enter into each of this Agreement, the Lease Documents, the Assignment, and each instrument, document or agreement attached or otherwise related hereto (hereinafter the "Transfer Documents") to which it is a party and is duly qualified to do business in every jurisdiction in which its failure to so qualify would have a material adverse effect upon the business or property of Seller.

               (2) The Transfer Documents executed by Seller have been duly authorized, executed and delivered by Seller, and assuming their due authorization, execution and delivery by each of the other parties thereto, constitute a valid, legal and binding agreement, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights.

               (3) The entering into and performance by Seller of the Transfer Documents executed by Seller does not violate any judgment, order, law or regulation applicable to Seller or any provision of Seller's Certificate of Incorporation or By-Laws or result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Seller is a party.

               (4) Seller is not in default under any indenture, mortgage, loan agreement or other instrument, in each case of a material nature, to which the Seller is a party, nor is Seller in violation of any law, order, injunction, decree, rule or regulation applicable to Seller of any court or administrative body, which default or violation materially and adversely affects the business, property or assets, operations or condition, financial or otherwise, of Seller. No Event of Default, as defined in the Lease (or an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default) would occur upon the execution and delivery of each such Transfer Document.

               (5) There is no litigation, proceedings or investigation pending or, to the knowledge of Seller, threatened against or involving Seller or its assets or properties that, individually or in the aggregate, if adversely determined, would restrain, enjoin or materially frustrate the consummation by Seller of the transactions contemplated herein, the performance of the obligations contained herein or the enjoyment of the benefits contained herein. There are no outstanding judgments, decrees, orders of any courts or any governmental authority against Seller or affecting Seller's ability to transfer and lease the Equipment.

               (6) No approval, consent or withholding of objection is required from any governmental authority with respect to the entering into or performance by Seller of the Transfer Documents to which it is a party.

               (7) Seller has good and marketable title to the Equipment, free and clear of all liens, claims and encumbrances except such liens, claims or encumbrances which Lessee is required to discharge pursuant to the Lease and the security interest of, and prior assignment to, the Lender. The purchase price for the Equipment has been paid in full. Seller has not heretofore sold, assigned, or encumbered the title and interest to be conveyed pursuant to this Agreement, except to the Lender.

              (8) The Master Lease, the Schedules and the Notice delivered to Purchaser in connection herewith are true, correct and complete as of the date hereof and such documents delivered to Purchaser contain the entire agreement made between Seller and Lessee in connection with the lease of the Equipment.

               (9) To the best of Seller's knowledge based on Lessee's secretary's certificate of incumbency and authority, the Lease was executed by officers of the Lessee who had authority to execute the same, and the Lease is valid, binding and enforceable in accordance with its terms.

               (10) No Event of Default (as such term is defined in the Lease) or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, has occurred; all rentals due as of the Closing Date have been or will be paid in full when due; there has been no prepayment of rent and the aggregate amount of unpaid rentals for the Lease is as specified in the Notice, and rentals are due in scheduled payments following the Closing Date in accordance with the terms of the Lease.

             (11) All taxes which are the  responsibility  of Seller relating to
        (i) the acquisition, ownership, use or leasing of the Equipment through the closing date, and (ii) the payment of monthly rentals or other sums due under the Lease, including without limitation all sales, use and property taxes, including interest and penalties thereon, have been or when due will promptly be remitted to the applicable taxing authorities with the necessary filings.

               (12) The representations and warranties of Seller contained in the Debt Documents are true and correct as of the date hereof and no Event of Default has occurred under the Security Agreement dated September 30, 1997 between Lender and Seller.

        (B) Purchaser represents and warrants that:

               (1) Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, with adequate power to enter into the Transfer Documents to which it is a party and is duly qualified to do business in every jurisdiction in which its failure to so qualify would have a material adverse effect upon the business or property of Purchaser.

               (2) The Transfer Documents executed by Purchaser have been duly authorized, executed and delivered by Purchaser and, assuming their due authorization, execution and delivery by each of the other parties thereto, constitute a valid, legal and binding agreement, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights.

               (3) The entering into and performance by Purchaser of each of this Agreement and each instrument, document or agreement attached or otherwise related hereto executed by Purchaser does not violate any judgment, order, law or regulation applicable to Purchaser or any provision of Purchaser's Second Amended and Restated Partnership Agreement, as amended or result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Purchaser is a party.

               (4) There is no litigation, proceedings or investigation pending or, to the knowledge of Purchaser, threatened against or involving Purchaser or its assets or properties that, individually or in the aggregate, if adversely determined, would restrain, enjoin or materially frustrate the consummation by Purchaser of the transactions contemplated herein, the performance of the obligations contained herein or the enjoyment of the benefits contained herein. There are no outstanding judgments, decrees, orders of any courts or any governmental authority against Purchaser or affecting Purchaser's ability to acquire the Equipment.

               (5) No approval, consent or withholding of objection is required from any governmental authority of the United States of America or the Commonwealth of Massachusetts with respect to the entering into or performance by Purchaser of this Agreement and each instrument, document or agreement attached or otherwise related hereto to which it is a party.

               (6) So long as there is no Event of Default under the Lease, Purchaser shall not disturb the peaceful and quiet use and enjoyment of the Equipment by Lessee.

        10.  INDEMNITY

        Seller hereby agrees to indemnify, defend and hold Purchaser, its officers, directors, shareholders, partners, employees, agents, trustees, beneficial owners, executive committee members, successors and assigns (collectively, the "Indemnities") harmless from and against any and all claims, losses, damages or liabilities suffered or incurred by Purchaser resulting or arising from the breach, violation or untruth of any of the terms, conditions, representations or warranties binding upon or made by Seller contained in this Agreement or any of the other Transfer Documents to which it is a party or any instrument, document or agreement attached hereto or otherwise related hereto to which Seller is a party, except any such claims, losses, damages or liabilities resulting from Purchaser's negligence or misconduct. Purchaser hereby agrees to indemnify, defend and hold Seller and its Indemnities harmless from and against any and all claims, losses, damages or liabilities suffered or incurred by Seller resulting or arising from the breach, violation or untruth of any of the terms, conditions, representations or warranties binding upon or made by Purchaser contained in this Agreement or any of the other Transfer Documents to which it is a party or any instrument, document or agreement attached hereto or otherwise related hereto to which Purchaser is a party, except any such claims, losses, damages or liabilities resulting from Seller's negligence or misconduct.

        11.    ARBITRATION

        In the event that any dispute arises under any of the Transfer Documents including, without limitation, any claim of default or breach of a covenant or representation hereunder, either party in the case of a dispute, or the claiming party in the case of a claim of default or breach shall submit the matter for arbitration in Boston, Massachusetts, by and pursuant to the rules of the American Arbitration Association ("AAA"). The single arbitrator who hears the case will be selected by AAA and AAA shall be advised that the parties have agreed in advance that any matter submitted to AAA for resolution shall be heard in a reasonably expeditious manner. The powers of the arbitrator shall expressly include both the right to issue injunctive orders and to order the payment of money damages. The resolution of the matter by arbitration shall be binding upon the parties hereto and judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Costs of arbitration and legal fees shall be awarded to the prevailing party; provided, however, that the arbitrator shall have the power to make a different allocation of costs and legal fees whenever it is fair or reasonable to do so as determined by the arbitrator.

        12.    MISCELLANEOUS.

               A. This Agreement, together with Schedules 1, 2, 3 and 4 hereto, constitute the entire agreement between Seller and Purchaser with respect to the proposed purchase and sale, and assignment and assumption, of the Equipment and the Lease. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any such jurisdiction.

               B. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               C.  This  Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the Commonwealth of Massachusetts, including all matters of construction, validity, performance and enforcement.

               D. The titles appearing in this Agreement and in any other documents relating to this transaction are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of such sections or articles nor in any way affect this agreement or any other documents relating to this transaction.

               E. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents and take such other action as may be reasonably required effectively to carry out the transactions contemplated herein.

               F. The parties hereto covenant and agree to promptly remit to the other party payments incorrectly received by such party after the Closing Date. Without the prior written consent of the other party, neither Seller nor Purchaser shall take any action which impairs the rights of the other party (or its assignee or successor) with respect to any Schedule executed pursuant to the Master Lease in and to which such party has no right, title or interest, provided, that the foregoing covenant shall not require either party to obtain the consent of the other party prior to exercising any of its rights and remedies under the Master Lease if such exercise relates solely to a Schedule executed pursuant to the Master Lease then owned by such party. Purchaser may, at all reasonable times after giving Seller prior written notice thereof, inspect and audit such of Seller's books as are directly relevant to the lease.

               G. This Agreement may be amended or rescinded only by written instrument signed by all the parties hereto.

               H. Notwithstanding any other conditions contained herein, it is hereby agreed that the representations, warranties, indemnities and assurances of each party hereto shall survive the expiration or termination of this Agreement and inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

               I. All notices and communications delivered hereunder or with respect hereto shall be in writing and shall be forwarded by certified mail, return receipt requested, postage prepaid, or personally delivered, and addressed to Seller and Purchaser at the addresses set forth below or to such other address as shall be provided to the parties:

Notice (con't)

                      To Purchaser:
                      American Finance Group, Inc.
                      24 School Street
                      Boston, Massachusetts 02108
                      Attention: Operations

                      To Seller:
                      Varilease Corporation
                      28525 Orchard Lake Road
                      Farmington Hills, Michigan  48334
                      Attention: _____________

               J. Whether or not the transaction contemplated hereby is consummated, each of the Seller and Purchaser shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, and any documents delivered pursuant or related hereto, and shall not have any right of reimbursement or indemnity for such costs and expenses as against each other.

               K. This Agreement may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

               L. This Agreement contemplates a sale of 100% ownership interest in the Equipment and the lease and shall in no way be construed as an extension of credit by Purchaser to Seller. Seller waives and releases any right, title or interest that it may have (whether pursuant to a cross-collateralization provision or otherwise) in and to the Equipment and/or the Lease.

13.      RESIDUAL SHARING

Upon the expiration of the Base Term, Seller shall be entitled to fifty percent (50%) of all net proceeds in excess of $1,057,103.16 to be further described as $230,458.59 related to Schedule No. 83, $205,619.31 related to Schedule No. 84, $310,512.63 related to Schedule No. 85 and $310,512.63 related to Schedule No. 86, (i) generated from the sale of the Equipment or (ii) from the present value of future rentals pursuant to any lease or re-lease of the Equipment discounted at 19.475% per annum.

In the event the Lease terminates early either by voluntary termination, casualty, or otherwise ("Early Termination"), and the sum of the proceeds of any such Early Termination, inclusive of termination proceeds, casualty proceeds and penalties ("Termination Proceeds"), exceed the total amount owed under the lease to the Lender, Seller shall be entitled to fifty percent (50%) of all Termination Proceeds after Buyer has received a net annualized return of 19.475% ("Target Yield") on the cash portion of its Purchase Price, hereunder. The dollar amount needed to meet the Target Yield shall be calculated by future valuing the cash paid by Buyer to Seller on the Closing Date to the date the Termination Proceeds are received.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatures appearing below have been and are on the date of this Agreement, and will be on the Closing Date, duly authorized by all necessary and appropriate action to execute this Agreement.

PURCHASER:                             SELLER:

AMERICAN FINANCE GROUP, INC.           VARILEASE CORPORATION


BY:________________________            BY:_________________________
TITLE:  Vice President                 TITLE:______________________

                                 Schedule 1

            ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE


        ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE ("Assignment") dated as of December 30, 1997, by and between AMERICAN FINANCE GROUP, INC., a Delaware corporation having a principal place of business at 24 School Street, Boston, Massachusetts 02108 ("Purchaser"), and VARILEASE CORPORATION, a Michigan corporation having a principal place of business at 28525 Orchard Lake Road, Farmington Hills, Michigan 48334 ("Seller"). (Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in a Purchase and Sale Agreement between Seller and Purchaser dated as of December 30, 1997).


        l.     ASSIGNMENT OF LEASE

        Seller hereby assigns, transfers and sets over unto Purchaser, and Purchaser hereby assumes, all of Seller's right, title, interest and obligations in, to and under those certain Schedule Nos. 83, 84, 85 and 86, each as amended by Amendment No. 1 thereto, to the Master Lease Agreement (the "Master Lease") dated as of December 14, 1995, as amended by Amendment No. 1 thereto dated October 1, 1996 (such Schedules and the Master Lease solely as incorporated therein by reference hereinafter referred to as the "Lease") between Seller, as lessor, and America Online, Inc., as lessee ("Lessee"), with respect to the leasing by Lessee of various Ascend and U.S. Robotics Industrial Modems (as further described in the Lease, the "Equipment"). Seller's assignment of its right, title, interest and obligations in Schedules shall be subject to a security interest in favor of Interpool, Inc. (the "Lender"), as referenced in the Purchase and Sale Agreement among Seller and Purchasers of even date herewith. Seller represents and warrants that, so long as no breach or event of default, or event which, with the giving of notice or the passage of time or both, would constitute an event of default, has occurred and is continuing under the Lease, Seller shall warrant Lessee's right of quiet use and possession of the Equipment thereunder against all persons claiming by or through Seller.


        2.     SALE OF THE EQUIPMENT

        In consideration of the sum of $10,494,698.31 ("Purchase Price"), payable in immediately available funds in the amount of $494,724.28, to be further described as $107,854.62 related to Schedule No. 83, $96,229.84 related to Schedule No. 84, $145,319.91 related to Schedule No. 85 and $145,319.91 related to Schedule No. 86, attributable to the equity purchase price of the Equipment, and by the assumption by Purchaser of Seller's non-recourse liability to Lender pursuant to the Transferee Agreement in the principal amount $2,180,089.93 related to Schedule No. 83, $1,945,115.44 related to Schedule No. 84, $2,937,384.33 related to Schedule No. 85 and $2,937,384.33 related to
Schedule No. 86, Seller ereby sells and transfers to Purchaser all of its right, title and interest in and to the Equipment, together with all warranties, express or implied, received from the manufacturer or vendor thereof. Seller hereby represents and warrants to Purchasers that Seller is conveying good title to the Equipment, free and clear of all liens and encumbrances other than (i) the leasehold estate of Lessee under the Lease, and (ii) the security interest of the Lender in and to the Schedules and the Equipment leased thereunder.

        3.     REPRESENTATIONS AND WARRANTIES OF SELLER

        (a) Seller, in order to induce Purchaser to enter into this Agreement, hereby represents and warrants to Purchaser that (i) each of this Agreement and each agreement and instrument related hereto has been duly authorized, executed and delivered by the Seller, and is enforceable against Seller in accordance with their respective terms; (ii) the Lease, together with Lessee's Notice and Acknowledgment of Assignment, represent the entire agreement between the Seller as lessor and Lessee with respect to the leasing of the Equipment; (iii) of the only duplicate originals of the Rental Schedule, one has been delivered to the Lessee, one has been delivered to the Lender, and any other originals thereof will be delivered to the Purchaser herewith; (iv) the Lease is in full force and effect, without modification or amendment; (v) Lessee has accepted the Equipment for lease and is thereby bound by the terms and conditions of the Lease; (vi) no event of default has occurred and is continuing thereunder; (vii) the rents payable under the Lease are not subject to any defenses, set-offs or counterclaims; (viii) except for the security interest of Lender, Seller has not granted any liens on the Equipment or made any assignment of the Lease; (ix) as of the date hereof there are no sales taxes or other governmental charges due with respect to the Equipment other than those payable by Lessee under the Lease and excluding any taxes that are based on or measured by the net income of lessor under the Lease; (x) beginning with and including the rental payment due January 1, 1998, there are 46 payments of Base Monthly Rental due Purchaser from Lessee under each Schedule; and (xi) there has been no prepayment of any rents not yet due and payable. Purchaser agrees to provide Seller with a resale tax exemption certificate for the applicable states where the Equipment may be located.

        (b) EXCEPT AS SPECIFICALLY SET FORTH HEREIN AND IN THE PURCHASE AND SALE AGREEMENT OF EVEN DATE HEREWITH, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER CONCERNING THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, THE SELECTION, QUALITY, OR CONDITION OF THE
EQUIPMENT, OR ITS MERCHANTABILITY, ITS SUITABILITY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE OPERATION OR PERFORMANCE OF THE EQUIPMENT OR PATENT INFRINGEMENT OR THE LIKE.

        4.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser, in order to induce Seller to enter into this Agreement, hereby represents and warrants to Seller that each of this Agreement and each agreement and instrument related hereto has been duly authorized, executed and delivered by Purchaser, and is enforceable against it in accordance with their respective terms.

        5.     ASSUMPTION OF THE LEASE BY PURCHASER

        The Purchaser hereby assumes all the right, title and interest of the Seller under the Lease.

        6.     GOVERNING LAW. EXECUTION IN COUNTERPARTS.

        This Agreement is to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in multiple counterparts, each of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement and Bill of Sale to be executed and delivered as of the date first above written.

AMERICAN FINANCE GROUP, INC.           VARILEASE CORPORATION
PURCHASER:                             SELLER:


By: _______________________________    By:__________________________

Title:    Vice President               Title:_________________________

                                 Schedule 2


December 30, 1997


American Finance Group, Inc.
24 School Street
Boston, MA 02108
Attn:   Vice President - Operations

        RE: Instructions for Disbursement of Proceeds of sale and assignment by Varilease Corporation ("Seller"), and purchase and assumption by American Finance Group, Inc., of Schedule Nos. 83, 84, 85 and 86, each as amended by Amendment No. 1 thereto, to the Master Lease Agreement dated as of December 14, 1995, as amended by Amendment No. 1 dated October 1, 1996 between Seller, as lessor, and America Online, Inc., as lessee ("Lessee") and Equipment leased thereunder.

Ladies and Gentlemen:

        The proceeds of the above-referenced sale and assignment payable by American Finance Group, Inc. are $_______.__, payable in immediately available funds in the amount of $_______.__ attributable to the equity purchase price of the Equipment and $______.__ as an Acquisition Fee with respect thereto in the manner set forth below. Please disburse the referenced equity proceeds directly to the undersigned as follows:

         AMOUNT                             WIRE TRANSFER

         $----------                        -----------------------
                                            -----------------------
                                            ABA #_________________
                                            ACT # _________________
                                            For the Account of:_______
                                            -----------------------
                                            Reference:______________

         $                                  TOTAL

        Very truly yours,

        VARILEASE CORPORATION


        By:_______________________________

        Title:______________________________

                                 Schedule 3

                            TRANSFEREE AGREEMENT

                      EXHIBIT A TO TRANSFEREE AGREEMENT

                                 Schedule 4

                    NOTICE AND ACKNOWLEDGEMENT OF ASSIGNMENT